            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 11, 2005, with respect to the financial statements of John Hancock Life Insurance Company of New York (formerly, The Manufacturers Life Insurance Company of New York), which is contained in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-127543) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B (formerly, The
Manufacturers Life Insurance Company of New York Separate Account B).

                                                      /s/ ERNST & YOUNG LLP

Hartford, CT
November 15, 2005

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 18, 2005, with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B (formerly, The Manufacturers Life Insurance Company of New York Separate Account B), which is contained in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-127543) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B (formerly, The Manufacturers Life Insurance Company of New York Separate Account B).

                                                      /s/ ERNST & YOUNG LLP

Boston, MA
November 15, 2005